Exhibit 99.3

Report of Independent Auditors

Board of Directors

Saul Centers, Inc.

We have audited the accompanying statement of revenues and certain expenses of Cranberry Square (the “Center”) for the year ended December 31, 2010. The statement of revenues and certain expenses is the responsibility of the Center’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K/A to be filed by Saul Centers, Inc. as described in Note 1, and is not intended to be a complete presentation of the Center’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Center for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia

December 9, 2011

Cranberry Square

Statements of Revenues and Certain Expenses

(In thousands)

	For The Six Months Ended June 30, 2011	For The Year Ended December 31, 2010
	Unaudited
Revenues:
Rental revenues	$1,164	$2,218
Other property revenues	326	621

Total revenues	1,490	2,839

Rental Expenses:
Real estate taxes and insurance	193	380
Management fee	41	87
Repairs and maintenance	176	253
Utilities expense	34	59
Administrative and marketing	33	29

Total rental expenses	477	808

Revenues in excess of certain expenses	$1,013	$2,031

See accompanying notes.

Cranberry Square

Notes to Statements of Revenues and Certain Expenses

Year Ended December 31, 2010 and

Six Months Ended June 30, 2011 (unaudited)

1.	Basis of Presentation

On September 23, 2011, Saul Centers, Inc. (the “Company”) purchased Cranberry Square (the “Center”), a 141,569 square foot grocery-anchored community shopping center located in Westminster, Maryland, from Cranberry Retail, Inc.

The accompanying statements of revenues and certain expenses relate to the operations of Cranberry Square and were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and, as such, certain expenses such as depreciation and amortization, mortgage interest expense, and entity level expense are not reflected in the statement of revenues and certain expenses. Consequently, the statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of Cranberry Square because certain revenues and expenses which may be in the proposed future operations of Cranberry Square have been excluded in accordance with Rule 3-14 of Regulation S-X.

Unaudited Interim Financial Information

The accompanying unaudited statement of revenues and certain expenses for the six months ended June 30, 2011 has been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the statements of revenues and certain expenses prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) may have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the presentation not misleading. The unaudited statement of revenues and certain expenses for the six months ended June 30, 2011, includes, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information therein. The results of operations for the interim period ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011. The unaudited statement of revenues and certain expenses for the six months ended June 30, 2011 should be read in conjunction with the audited statement of revenues and certain expenses for the year ended December 31, 2010.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying statements of revenues and certain expenses have been prepared using the accrual method of accounting in accordance with US GAAP.

Cranberry Square

Notes to Statements of Revenues and Certain Expenses

Year Ended December 31, 2010 and

Six Months Ended June 30, 2011 (unaudited)

Revenue Recognition

Space at the property is leased to commercial tenants under noncancelable operating leases. When rental payments due under leases vary from a straight-line basis because of free rent periods or scheduled rent increases, income is recognized on a straight-line basis over the lease term. Expense recoveries represent a portion of property operating expenses billed to tenants, including common area maintenance, real estate taxes and other recoverable costs and, are included within other property revenues.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising Costs

Advertising costs, net of tenant reimbursements, if any, are expensed as incurred and reported on the statements of revenues and certain expenses within the line item, “Administrative and Marketing.”

Bad Debt Expense

Amounts due from tenants in accordance with the terms of the respective leases are reviewed by management and a charge to current period operations is made when, in the opinion of management, collection of the receivable is doubtful. This charge is reported on the statements of revenues and certain expenses within the line item, “Administrative and Marketing.”

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of revenues and certain expenses of the Center during the reporting periods. Actual results could differ from those estimates.

Cranberry Square

Notes to Statements of Revenues and Certain Expenses

Year Ended December 31, 2010 and

Six Months Ended June 30, 2011 (unaudited)

Future Minimum Lease Payments

Future minimum contractual payments under noncancelable leases for years ended December 31 (which exclude the effect of straight-line rents), are as follows:

(in thousands)
2011	$2,129
2012	2,300
2013	2,287
2014	1,839
2015	1,450
Thereafter	3,809

$13,814

3.	Subsequent Events

Management of Cranberry Square has evaluated subsequent events through December 9, 2011, the date on which the statements of revenues and certain expenses were issued, and determined there are no subsequent events required to be disclosed other than what has been described in Note 1.